________________________________________________________________________________

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                       _CABLEVISION SYSTEMS CORPORATION_
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          ____________________________________________________________

          (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE
                                  REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

________________________________________________________________________________

NOTICE OF ANNUAL MEETING                                              [LOGO]
June 6, 2000
AND PROXY STATEMENT

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714-3581

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on June 6, 2000 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company's activities during 1999. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. This year many stockholders will have a choice of voting by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the enclosed proxy in the envelope provided. Check your proxy materials to see which options are available to you.

Sincerely yours,


CHARLES F. DOLAN
Charles F. Dolan
Chairman

May 17, 2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION

TIME:
       10:00 a.m., Eastern Standard Time

DATE:
       June 6, 2000

PLACE:
       Cablevision Systems Corporation
       Corporate Headquarters
       1111 Stewart Avenue
       Bethpage, New York

PURPOSE:
       Elect directors

       Ratify appointment of independent accountants

       Vote on the shareholder proposal set out in the proxy statement, if it is properly introduced at the meeting

       Conduct other business if properly raised

       Only stockholders of record on May 5, 2000 may vote at the meeting.

       YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY TELEPHONE, INTERNET OR MAIL.


       ROBERT S. LEMLE
       Robert S. Lemle
       Executive Vice President,
       General Counsel and Secretary
       May 17, 2000

Cablevision  Proxy Statement 2000

TABLE OF CONTENTS                            PAGE
-------------------------------------------------

General Information..........................   1

PROPOSAL 1 -- ELECTION OF DIRECTORS..........   2

  Director Compensation......................   5

  Board Committees...........................   5

PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF
 INDEPENDENT ACCOUNTANTS.....................   6

PROPOSAL 3 -- SHAREHOLDER PROPOSAL REGARDING
 INDEPENDENT DIRECTORS.......................   6

Executive Compensation.......................   8

  Compensation Committee Report..............   8

  Executive Compensation Tables..............  11

Stock Performance Graph......................  15

Our Executive Officers.......................  19

Stock Ownership Table........................  20

Other Matters................................  25

                                               Proxy Statement 2000  Cablevision

GENERAL INFORMATION

WHO MAY VOTE

Holders of our Class A common stock and Class B common stock, as recorded in our stock register on May 5, 2000, may vote at the meeting. On March 31, 2000, there were 130,258,082 shares of Class A common stock and 43,126,836 shares of Class B common stock outstanding. Class A shares have one vote per share and are entitled to elect 25% of the Board of Directors. Class B shares have ten votes per share and are entitled to elect 75% of the Board of Directors. Our Chairman, Charles F. Dolan, and trusts for the benefit of members of his family, together own Class B shares having the power to elect the nine Class B directors, to approve Proposal 2 and to reject Proposal 3.

HOW TO VOTE

You may vote in person at the meeting or by proxy. You may vote by telephone, over the Internet or using a proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

The Company's Board of Directors is asking for your proxy. If you submit a proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Proposal 2 and against Proposal 3. The enclosed proxy materials contain instructions for telephone, Internet and mail voting. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company's 401(k) Plan. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

SOLICITATION

In addition to this mailing, Cablevision employees may solicit proxies personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Secretary in writing. Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it, that is, by telephone, Internet or mail.

CONFIDENTIAL VOTING

Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.
                                                                               1

Cablevision  Proxy Statement 2000

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

The candidates for election as Class A directors receiving the most votes from holders of Class A stock will be elected to fill the seats for Class A directors on the Board. The candidates for election as Class B directors receiving the most votes from holders of Class B stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast. Approval of Proposal 3 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposal 1, Proposal 2 or Proposal 3. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

THE COMPANY

Cablevision was organized in 1997. Until March 4, 1998, Cablevision was known as CSC Parent Corporation and was a subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation). On that date, we completed a reorganization in which CSC Holdings, Inc. merged into a subsidiary of Cablevision, and Cablevision became the parent holding company of CSC Holdings. In this reorganization, all common shares of CSC Holdings were converted into shares of Cablevision. When we refer to the Company in this proxy statement, we are referring to CSC Holdings, Inc. for periods prior to March 4, 1998, and to Cablevision for periods after that date.

On March 30, 1998, and again on August 21, 1998, Cablevision effected two-for-one stock splits on its common stock. All share and per share amounts for Cablevision and CSC Holdings in this proxy statement have been adjusted to reflect the stock splits.

PROPOSAL 1 (ITEM 1 ON PROXY CARD)
ELECTION OF DIRECTORS

The Board has nominated the director candidates named below. Of the thirteen nominees for director, nine are to be elected by the Class B stockholders and four are to be elected by the Class A stockholders.

All Cablevision directors are elected for one-year terms.

Personal information on each of our nominees is given below. All our nominees currently serve as Cablevision directors. Each current director was elected by the Stockholders at the last annual meeting except for Mr. Somers, who was elected by the Board in October 1999.

The Board met ten times last year. On average, Cablevision's directors attended 96% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

                                               Proxy Statement 2000  Cablevision

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CANDIDATES:

DIRECTORS TO BE ELECTED BY CLASS A STOCKHOLDERS

CHARLES D. FERRIS, 67, Director since 1985. Member of the law firm of Mintz,
 Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 until April 1981.
--------------------------------------------------------------------------------
RICHARD H. HOCHMAN, 54, Director since 1986. Managing Partner of Regent Capital
  Partners, L.P. since April 1995. Managing Director of PaineWebber Incorporated from 1990 to April 1995. Mr. Hochman is also a director of Evercon, Inc. and R.A.B. Enterprises, Inc.
--------------------------------------------------------------------------------
VICTOR ORISTANO, 83, Director since 1985. Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966.
--------------------------------------------------------------------------------
VINCENT TESE, 57, Director since 1996. Director of the Bear Stearns Companies,
  Inc. since December 1994. Chairman of Wireless Cable International, Inc. since July 1995. Chairman of Cross Country Wireless from December 1994 to July 1995. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese also serves on the Board of Directors of Allied Waste Industries, Inc., Bowne and Company, Inc., Mack-Cali Realty Corp. and KeySpan Energy Corp.

DIRECTORS TO BE ELECTED BY CLASS B STOCKHOLDERS

CHARLES F. DOLAN, 73, Director since 1985. Chairman of the Company since 1985.
  Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company's predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------
JAMES L. DOLAN, 44, Director since 1991. President of the Company since June
  1998 and Chief Executive Officer of the Company since October 1995. Chief Executive Officer of Rainbow Programming Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------
WILLIAM J. BELL, 60, Director since 1985. Vice Chairman of the Company since
  1985. Joined the Company's predecessor in 1979.
--------------------------------------------------------------------------------

ROBERT S. LEMLE, 47, Director since 1988. Executive Vice President, General
   Counsel and Secretary of the Company since February 1994. Senior Vice President, General Counsel and Secretary of the Company from 1986 to February 1994.
--------------------------------------------------------------------------------

Cablevision  Proxy Statement 2000

SHEILA A. MAHONY, 58, Director since 1988. Executive Vice President,
  Communications, Government and Public Affairs since April 1999. Senior Vice President, Communications and Public Affairs of the Company from June 1995 through April 1999. Vice President of Government Relations and Public Affairs of the Company and the Company's predecessor from 1980 to June 1995.
--------------------------------------------------------------------------------
THOMAS C. DOLAN, 47, Director since 1998. Senior Vice President and Chief
  Information Officer of the Company since February 1996. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company's East End Long Island cable system from November 1991 through July 1994. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan and James L. Dolan.
--------------------------------------------------------------------------------
PATRICK F. DOLAN, 49, Director since 1991. Vice President of News of the Company since September 1995. News Director of News 12 Long Island, a subsidiary of the Company, since December 1991. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------
JOHN TATTA, 80, Director since 1985. Consultant to the Company since January
  1992. President of the Company from 1985 through December 1991. Chief Operating Officer of the Company from 1985 to 1989 and of the Company's predecessor from 1973 through 1985. Executive Vice President and director of operations of Manhattan Cable Television during the 1960s and early 1970s.
--------------------------------------------------------------------------------
DANIEL E. SOMERS, 52, Director since October 1999. President and Chief Executive
  Officer of AT&T Broadband since December 1999. Senior Executive Vice President and Chief Financial Officer of AT&T from May 1997 through December 1999. Chairman and Chief Executive Officer of Bell Cablemedia, plc, of London for two years. Executive Vice President and Chief Financial Officer of Bell Canada International, Inc. from 1992 through 1995. Prior to joining Bell Canada, Mr. Somers held a number of senior executive, financial and operating management positions with Radio Atlantic Holdings Ltd. and Imasco Ltd. Mr. Somers is also a director of Liberty Media Corporation, CableLabs, the Chase National Advisory Board and The Lubrizol Corporation.

                                               Proxy Statement 2000  Cablevision

DIRECTOR COMPENSATION

Cablevision employees receive no extra pay for serving as directors. Non-employee directors receive a base fee of $30,000 per year; $1,000 per Board and committee meeting attended in person, and $500 per Board and committee meeting attended by telephone. Non-employee directors also receive $2,500 annually per committee membership and $5,000 annually per committee chairmanship.

We also pay a portion of director compensation in stock options. Each non-employee director receives options to purchase 20,000 shares of stock when first elected to the Board and, if the director remains in office, options to purchase an additional 5,000 shares each following year. The exercise price for these options is the closing price of the stock on the date prior to the grant, and they are all vested when granted.

BOARD COMMITTEES

The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a Nominating Committee.

THE AUDIT COMMITTEE is responsible for assisting the Board of Directors in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures, in its oversight of the Company's financial statements and the independent audit of those statements, and in its selection, evaluation and retention of outside auditors.

Committee members: Messrs. Oristano (Chairman), Hochman and Tese.

Meetings last year: two

THE COMPENSATION COMMITTEE represents the Board in discharging its responsibilities with respect to the Company's employee stock plans and, in doing so, administers such plans with regard to, among other things, the determination of eligibility of employees, the granting of stock, SARs and/or options, and the termination of such plans. This committee also determines the appropriate levels of compensation, including salaries, bonuses, stock and option rights and retirement benefits for members of the Company's senior management, subject to the approval of the Board of Directors. A subcommittee of the Compensation Committee has exclusive authority and responsibility for, and with respect to, all annual bonus determinations for each named executive officer and any grants or awards under the Company's Employee Stock Plan or Long-Term Incentive Plan to any executive officer of the Company, and to the Company's other most senior employees.

Committee members: Messrs. Hochman (Chairman), Oristano and Tatta.

Meetings last year: four

Subcommittee members: Messrs. Hochman and Oristano

Meetings last year: two

THE EXECUTIVE COMMITTEE has broad power to act on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board.

Committee members: Messrs. James Dolan (Chairman), Bell, Lemle, Hochman and
Tatta.

Meetings last year: five

OTHER COMMITTEES

In addition to standing committees, the Board of Directors from time-to-time convenes a Special Committee, in accordance with the Company's By-laws, to consider any proposed investment in, or advance to, Charles Dolan, members of his family, trusts for the benefit of his family members, or companies (other than the Company) owned or controlled by any of them. Our stockholders agreement with AT&T Corporation ('AT&T') allows AT&T to appoint two of the four members of the Special Committee.
                                                                               5

Cablevision  Proxy Statement 2000

PROPOSAL 2 (ITEM 2 ON PROXY CARD)
RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has approved KPMG LLP ('KPMG') to audit our financial statements for 2000. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

PROPOSAL 3 (ITEM 3 ON PROXY CARD)
SHAREHOLDER PROPOSAL REGARDING INDEPENDENT DIRECTORS

We understand that College Retirement Equities Fund ('CREF'), 730 Third Avenue, New York, New York 10017 intends to present at the annual meeting the following proposal that it has submitted to the Company. The number of Class A shares held by CREF will be provided to stockholders upon request. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

Shareholder Proposal:

WHEREAS, we believe that the Board of Directors has fundamental responsibility to foster the Company's long-term success, to enhance shareholder value, and to represent the interests of all the shareholders;

WHEREAS, to best fulfill these responsibilities, a substantial majority of the Board should be composed of independent directors, an 'independent director' being one who is not a present or former employee of the Company and, other than stock ownership, has no significant personal or financial tie to the Company or management that in fact or appearance could compromise the director's loyalty to the shareholders;

WHEREAS, Cablevision's Board structure and composition raises serious questions about the Board's capacity to act independently of management if necessary;

RESOLVED, that the shareholders request that the Company adopt, and communicate to shareholders, a policy to reconfigure the Board of Directors so that a substantial majority of directors are independent, and the Board has audit, compensation and nominating committees that consist entirely of independent directors.

Shareholder's Supporting Statement:

Of the 14 current directors, seven are current executives of the Company, one is a former executive who serves as a consultant to the Company, one is a partner in a law firm that provides services to the Company, and two are designated by a major shareholder by virtue of a shareholder agreement with the Company. Only three of the directors appear to be independent by the definition of independence used in this resolution. We believe insider control of the Board is sustained in part by the Company's dual class stock structure, which entitles insiders to elect three-quarters of the directors.

The Board lacks an independent nominating committee, and has a compensation committee that is not composed only of independent directors.

We believe an independent board is an essential component of any effective corporate governance system. An independent board can best represent all

                                               Proxy Statement 2000  Cablevision

shareholders and inspire shareholder confidence in the quality and impartiality of its decision-making processes and the decisions themselves, without the appearance of conflicts of interest. We acknowledge the importance of input of people with intimate knowledge of a company in board or committee deliberations, but we believe key management executives can take an active part in board discussions without being board members.

We urge shareholders to vote for this resolution, sending the message that an independent board can best represent all shareholders and inspire confidence in the quality and impartiality of the board's processes and decisions.

THE BOARD RECOMMENDS YOU VOTE AGAINST THIS PROPOSAL.

The Board of Directors believes that assuring a sound constituency and continuity in the Board is one of its highest responsibilities. The Board's composition is addressed annually to be certain that the Board taken as a whole has the correct balance of independence, experience and knowledge to best advance the interests of all stockholders.

The Company has consistently followed a policy of recommending for election to the Board of Directors eminently qualified non-employees whom the Company believes will be able to provide substantial judgment and guidance on the important matters considered by the Board. The non-employee directors who are currently serving on the Board include: Charles D. Ferris, a former Chairman of the Federal Communications Commission; Vincent Tese, a director of the Bear Stearns Companies, Inc.; Richard H. Hochman, a managing partner of Regent Capital Partners, L.P., a private investment firm investing generally in private consumer and telecommunications related companies; and Victor Oristano, Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey Pennsylvania and England.

The Company operates in heavily regulated and highly competitive industries. Accordingly, in addition to the need for independent directors, the Board of Directors also benefits from the guidance and judgment of individuals with special knowledge, experience and expertise in the areas most important to the Company's business. The Company has always recommended for election as directors certain senior executives of the Company. The Board of Directors believes that this mix of independent directors and employee-directors has served the Company exceedingly well over time as evidenced by the Company's position as one of the nation's leading media, telecommunications and entertainment companies.

Approval of this Proposal and adherence to the rigid policy it embodies is not in the best interests of the Company's stockholders. Moreover, the Proposal ignores the Company's capital structure which was implemented in 1986, at the time the Company became a public company, to assure that the holders of the Company's Class B Common Stock -- Charles F. Dolan and other Dolan family members and trusts for their benefit -- have the right to elect approximately 75% of the Board of Directors. The directors elected by the Company's public Class A Common Stockholders are all individuals who, in the Board's opinion, are independent of the Company's management.

IN LIGHT OF THE FOREGOING, YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST THE PROPOSAL.
                                                                               7

Cablevision  Proxy Statement 2000

EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

The Compensation Committee has three members, Richard Hochman, Victor Oristano and John Tatta, none of whom are employees of the Company. John Tatta, the Company's former President, is a consultant to the Company. A subcommittee of the Compensation Committee (the 'Senior Officer Compensation Subcommittee'), whose members are Messrs. Hochman and Oristano, has exclusive authority and responsibility for all annual bonus determinations for each named executive officer and any grants or awards under the Company's Employee Stock Plan and Long-Term Incentive Plan to the Company's executive officers and other most senior employees.

Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company's businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management's ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

COMPENSATION PHILOSOPHY

The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

   First, the majority of the annual and long-term compensation for the Company's senior executive officers should be at risk, with actual compensation levels correlating with the Company's actual performance in certain key areas determined by the Committee.

   Second, over time, incentive compensation of the Company's senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

   Third, equity-based compensation and equity ownership requirements should be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders' interests.

   Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company's ability to attract, retain, motivate and reward the talented executives who are essential to the Company's continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.

We believe that continued revenue growth as well as continued improvements in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.

We meet with an outside compensation consultant at least annually to evaluate how well the Company's executive compensation program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.

                                               Proxy Statement 2000  Cablevision

COMPENSATION ELEMENTS

Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company's need to attract, retain, motivate and reward highly-qualified executives.

The four principal compensation elements are:

BASE SALARIES

Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive's experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles Dolan, James Dolan, Bell and Lemle set minimum salary levels.

ANNUAL INCENTIVES

Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Senior Officer Compensation Subcommittee reviews and approves all performance measures and goals established under the EPIP and all annual incentive payments to executives covered under the EPIP. The bonuses awarded to Messrs. Charles Dolan, William Bell, Robert Lemle and Andrew Rosengard for 1999 reflect the Company's performance in exceeding virtually all of its plans and budgets for the year.

LONG-TERM INCENTIVES

We have granted stock options, restricted stock and stock appreciation rights to executives under the Employee Stock Plan and earlier plans. Stock option awards granted during 1999 to the named executive officers are described in the Option Grants Table. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. LTIP awards granted during 1999 to the named executive officers are described in the LTIP Awards table below. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock, and to provide competitive long-term incentive opportunities to executives. Among the performance measures that we may use to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, costs, results relative to budget, cash flow, cash flow margin, and growth in the Company's private market value. Charles F. Dolan does not participate in the Employee Stock Plan or the LTIP.

BENEFITS

Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In
                                                                               9

Cablevision  Proxy Statement 2000

general, they provide for retirement income and serve as a safety net against problems which can arise from illness, disability or death. Benefits offered to senior executive officers are basically those offered to other employees of the Company.

EVALUATION PROCEDURE

In determining matters regarding executive officer compensation (other than the President and Chief Executive Officer), we review with the Chairman, the President and Chief Executive Officer, the Vice Chairmen, the Executive Vice Presidents and the independent compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.

Our independent compensation consultant has confirmed that compensation paid in 1999 to the named officers is consistent with the Company's compensation philosophy and objectives.

CEO COMPENSATION

Decisions regarding the compensation of the President and Chief Executive Officer, James L. Dolan, are the responsibility of the Senior Officer Compensation Subcommittee of the Compensation Committee. James L. Dolan's base salary for 1999 was $950,000. Mr. Dolan was awarded a bonus for 1999 of $2,000,000, which was significantly greater than his target bonus level. This bonus reflected the Company's performance in exceeding virtually all of its plans and budgets for the year. In evaluating and determining Mr. Dolan's compensation, the Senior Officer Compensation Subcommittee and its compensation consultant compared the Company's compensation practices and levels to those of other companies involved in similar businesses, including, but not limited to, the companies included in the Peer Group Index contained in the Stock Price Performance Graph. Based on this review, the Subcommittee determined that the compensation paid to Mr. Dolan for 1999 was appropriate.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION

Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is 'qualified performance-based compensation'. Our policy is to design the short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Code and to be consistent with providing appropriate compensation to executives. Although it is the Company's intent to qualify compensation for the exemption from the deduction limitations, the Company's compensation practices have been, and will continue to be, designed to serve the best interests of the stockholders regardless of whether specific compensation qualifies for the exemption.

                   Members of the Compensation Committee

              Richard H. Hochman    Victor Oristano    John Tatta

                                               Proxy Statement 2000  Cablevision

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of the Company's Chief Executive Officer and the four other most highly paid executives.

See the Compensation Committee report beginning on page 8 for an explanation of our compensation philosophy.

SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                          Compensation Awards
                                                    Annual Compensation   -------------------
                                                    --------------------      Securities           All Other
Name/                                               Salary       Bonus        Underlying          Compensation
Principal Postion                           Year     ($)          ($)       Options/SARs(#)          ($)(1)
--------------------------------------------------------------------------------------------------------------
Charles F. Dolan                            1999    900,000    2,000,000               0             388,721
Chairman & Director                         1998    900,000    1,160,000               0             473,229
                                            1997    525,000      525,000               0             315,962
 ..............................................................................................................
James L. Dolan                              1999    950,000    2,000,000               0           4,463,681
President, Chief Executive Officer &        1998    900,000    2,500,000         160,000             137,682
Director                                    1997    550,000    2,750,000               0             213,684
 ..............................................................................................................
William J. Bell                             1999    770,000    1,400,000               0           2,263,128
Vice Chairman & Director                    1998    700,000    1,900,000               0             119,611
                                            1997    525,000    2,150,000         700,000             117,275
 ..............................................................................................................
Robert S. Lemle                             1999    625,000      875,000               0           1,825,380
Executive Vice President, General           1998    525,000    1,000,000               0              60,539
Counsel, Secretary & Director               1997    475,000    1,250,000         605,200              51,753
 ..............................................................................................................
Andrew B. Rosengard                         1999    575,000      900,000               0             181,565
Executive Vice President, Finance &         1998    450,000      900,000               0             147,875
Controller                                  1997    350,000      800,000               0             619,833

  (1) For 1999, represents the sum of (i) for each individual, $3,200 contributed by CSC Holdings on behalf of such individual under the Company's Cash Balance Pension Plan (the 'Pension Plan'), (ii) for each individual, $30,000 credited to such individual (other than Mr. James Dolan and Mr. Rosengard) on the books of the Company pursuant to the defined contribution portion of the Company's Supplemental Benefit Plan (the 'Supplemental Plan'), (iii) for each individual, $4,000 contributed by the Company on behalf of such individual as a matching contribution under the Company's 401(k) Plan, (iv) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer to replace coverage under the integrated policy previously provided by the Company: Mr. Charles Dolan $130,276, Mr. James Dolan $37,705, Mr. Bell $82,037, Mr. Lemle $20,268 and
      Mr. Rosengard $9,305, (v) for Mr. Charles Dolan, Mr. James Dolan, Mr. Bell and Mr. Lemle: $221,245, $135,537, $2,271 and $1,074, respectively, representing the value of personal use of the Company's aircraft, determined in accordance with the Standard Industry Fare Level as promulgated by the Internal Revenue Service, (vi) for Mr. James Dolan, Mr. Bell and Mr. Lemle: $4,283,239, $2,141,620 and $1,766,838, respectively, representing the payout of a Long Term Incentive Plan award and (vii) in the case of Mr. Rosengard, amounts allocated in respect of a deferred compensation plan, including an initial amount of $500,000 in 1997 plus an annual amount equal to 20% of base salary, together with attributable interest thereon, aggregating $104,245, $131,370 and $165,060 in 1997, 1998 and 1999, respectively.

Cablevision  Proxy Statement 2000

OPTION GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                       Potential Realizable
                                                                                                         Value at Assumed
                                                                                                      Annual Rates of Stock
                                                                                                      Price Appreciation for
                                               Individual Grants                                          Option Term(2)
                            -------------------------------------------------------------------------------------------------
                                             % of Total
                                              Options
                                             Granted to
                                             Employees    Exercise or   Market Price
                            Option           in Fiscal    Base Price     On Date of    Expiration
Name                        Granted(#)(1)    Year 1999    ($/Share)       Grant($)        Date         5%($)          10%($)
-----------------------------------------------------------------------------------------------------------------------------
James L. Dolan                 240,000          5.2%         67.50         67.50        8/03/09     10,188,093      25,818,628
 ..............................................................................................................................
William J. Bell                200,000          4.3%         67.50         67.50        8/03/09      8,490,077      21,515,523
 ..............................................................................................................................
Robert S. Lemle                150,000          3.2%         67.50         67.50        8/03/09      6,367,558      16,136,642
 ..............................................................................................................................
Andrew B. Rosengard            150,000          3.2%         67.50         67.50        8/03/09      6,367,558      16,136,642

  (1) Options granted on August 2, 1999, under the 1998 Employee Stock Plan. Such options become exercisable in annual installments of 33.33% per year, beginning on December 31, 2000 and on each of the first two anniversaries of that date. Vesting of options may be accelerated upon a change of control of the Company (see 'Employee Contracts and Severance and Change-In-Control Arrangements.') No SARs were granted in 1999 to the named executive officers.

  (2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

----------------------------------------------------------------------------------------------------------------------------
                                                                                                       Value of
                                                                  Number of Securities         Unexercised In-The-Money
                                                                 Underlying Unexercised             Options/SARs at
                            Shares Acquired                    Options/SARs at 12/31/99(#)              12/31/99($)
                                   On             Value        -------------------------------------------------------------
Name                        Exericise(#)(1)    Realized($)     Exercisable   Unexercisable    Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------

Charles F. Dolan                   --               --             --             --              --               --
 ...........................................................................................................................
James L. Dolan                     --               --           199,332        346,668         12,039,936      7,020,064
 ...........................................................................................................................
William J. Bell                 475,332         34,361,217       266,668        200,000         18,233,425      1,600,000
 ...........................................................................................................................
Robert S. Lemle                 239,000         16,197,594       532,200        150,000         36,314,925      1,200,000
 ...........................................................................................................................
Andrew B. Rosengard              73,338          5,038,550(2)     59,998        150,000          4,102,363(3)   1,200,000

  (1) Exercise of stock options and SARs granted under CSC Holdings' Amended and Restated Employee Stock Plan and CSC Holdings' First Amended and Restated 1996 Employee Stock Plan.

  (2) Including a cash payment of $614,118 representing a bonus related to stock price improvement.

  (3) Including a potential cash payment of $307,082 representing a bonus related to potential stock price improvement.

                                               Proxy Statement 2000  Cablevision

LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR

                                                       Performance or
                                                        Other Period                    Estimated Future Payouts Under
                                 Number of                  Until                        Non-Stock Price-Based Plans
                              Shares, Units or          Maturation or      ---------------------------------------------------------
Name                          Other Rights(#)              Payout            Threshold($)        Target($)(1)         Maximum($)
------------------------------------------------------------------------------------------------------------------------------------

Charles F. Dolan                     --                      --                   --                  --                  --
 .................................................................................................................................
James L. Dolan                      N/A                  12-36 mos.               --                 4,500,000            --
 .................................................................................................................................
William J. Bell                     N/A                  12-36 mos.               --                 2,500,000            --
 .................................................................................................................................
Robert S. Lemle                     N/A                  12-36 mos.               --                 2,000,000            --
 .................................................................................................................................
Andrew B. Rosengard                 N/A                  12-36 mos.               --                 1,200,000            --

  (1) Contingent cash awards granted under the Company's Long-Term Incentive Plan, in the amounts indicated. The indicated amounts are payable in full upon the attainment of specified performance objectives, including (a) incremental cash flow and revenues and cumulative revenues from new businesses, as defined, in respect of calendar years 1999, 2000 and 2001 in excess of specified targets, or (b) private market value of the Company at the end of any calendar quarter starting with the fourth quarter of 1999 in excess of specified targets.

Cablevision  Proxy Statement 2000

DEFINED BENEFIT PENSION PLAN

The Company's Nonqualified Supplemental Benefit Plan provides actuarially-determined pension benefits, among other types of benefits, for nine employees of the Company or its subsidiaries who were previously employed by Cablevision Systems Services Corporation ('CSSC'). CSSC, which is wholly-owned by Charles Dolan, that provided management services to Cablevision Company (the Company's predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of creditors of the Company.

The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Code (the maximum in 1999 is $130,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons: Mr. Charles Dolan, $193,092; Mr. James Dolan, $0; Mr. Bell, $105,323; Mr. Lemle, $116,129 and
Mr. Rosengard, $0.

STOCK PERFORMANCE GRAPH

The chart below compares the performance of the Company's Class A Common Stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Class A Common Stock prices from December 31, 1994 through December 31, 1999. As required by the SEC, the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Adelphia Communications Corporation, Charter Communications, Inc. (November - December 1999), Comcast Corporation, Cox Communications, Inc.,

                                               Proxy Statement 2000  Cablevision

Insight Communications Inc. (July - December 1999) and Time Warner, Inc. The chart assumes $100 was invested on December 31, 1994 in each of the Company's Class A Common Stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
                  FOR CSC HOLDINGS, INC./CABLEVISION SYSTEMS
                                 CORPORATION,
                       RUSSELL 3000 INDEX AND PEER GROUP

                                  [GRAPH]



                                       1994      1995    1996     1997     1998     1999

                                                 Fiscal Years Ended December 31

CABLEVISION SYSTEMS CORPORATION        100        107       61     190      397      598
RUSSELL 3000 INDEX                     100        136      165     216      268      323
PERR GROUP                             100        110      114     195      376      500




EMPLOYMENT CONTRACTS AND SEVERANCE
AND CHANGE-IN-CONTROL ARRANGEMENTS

Charles Dolan has an employment agreement with the Company, which expired in January 2000, and was automatically renewed until January 2001. The employment agreement will automatically renew for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan's estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year's base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.

Under the applicable award agreements, the vesting of the bonus award shares, stock options and SARs granted to employees, including Messrs. James Dolan, Bell and Lemle, under the Company's Employee Stock Plan and its predecessor plans, may be accelerated, in certain circumstances, upon a 'change of control' of the Company. A 'change of control' is defined as the acquisition by any person or group, other than Charles Dolan or members of his immediate family (or trusts for the benefit of Charles Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company's cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the bonus award shares, stock options and

Cablevision  Proxy Statement 2000


SARs may be converted into either a right to receive an amount of cash based upon the highest price per share of Common Stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.

The Company adopted as of May 1, 1994, a severance pay plan pursuant to which an employee whose employment is involuntarily terminated (other than for cause) or who resigns with the approval of the Company, may receive a benefit in an amount determined by the Company.

In March 1998, the Company entered into employment agreements with each of Messrs. Bell and Lemle, which agreements replaced previous employment agreements. The agreements are each for a three year term that automatically extends for an additional one year period on January 1, 1999, 2000 and 2001, respectively, unless the Company or the executive notifies the other of its election not to extend by the preceding October 31. The agreements currently expire on December 31, 2002. In January 1999, the Company entered into an employment agreement with James Dolan. This agreement is for a three year term that automatically extends for an additional one year period on January 1, 2000 and 2001, respectively, unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. The agreement currently expires on December 31, 2002. Under their respective agreements, these executives are to receive annual salaries of not less than $950,000 in the case of Mr. James Dolan, $700,000, in the case of Mr. Bell and $525,000 in the case of Mr. Lemle. Each agreement also provides that in the event that the executive leaves the Company involuntarily (other than for cause), following a change of control (as defined above), or because such executive's compensation, title or responsibilities are reduced without his consent, such executive shall be entitled to receive (1) a severance payment of not less than the salary due for the remainder of the employment agreement or one year's annual salary (or three times the sum of his annual salary plus his prior year's annual bonus in the event of a change of control), whichever is greater, (2) an annual bonus of not less than 100% of annual salary for Messrs. James Dolan and Bell and 65% of annual salary for Mr. Lemle, pro rated for the months worked during such year,
(3) the right to receive payment of all bonus shares and deferred compensation awards, and to exercise all stock option and conjunctive right awards for the remainder of the term of the agreement, or a period of 180 days, if greater, whether or not such awards are due or exercisable at the time, (4) the right to receive payment of all outstanding long-term performance awards, at such time, if any, as such awards shall be earned (as if such employee remained in the continuous employ of the Company through the payment date), (5) three years payment of life insurance premiums and (6) the right to participate in the Company's health plan for retired executives.

In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Plan (the 'Supplemental Life Insurance Premium Payment Plan'). Under the Supplemental Life Insurance Premium Payment Plan, at all times following a change of control (as detailed above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. James Dolan, Bell and Lemle, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer's

                                               Proxy Statement 2000  Cablevision

policy as in effect immediately prior to the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Oristano, Tatta and Hochman. (See 'Report of Compensation Committee.') Mr. Tatta, the former President of CSC Holdings, is currently a consultant to the Company. Mr. Oristano and Mr. Hochman are not employees of the Company.

The Company has made investments in and advances to certain affiliates of which Mr. Dolan or Dolan family interests had or have ownership interests.

On August 23, 1996, the Company entered into an agreement with Northcoast Operating Co., Inc. ('Northcoast') and certain of its affiliates, to form a limited liability company (the 'LLC') to participate in the auctions conducted by the Federal Communications Commission ('FCC') for certain licenses to conduct a personal communications service ('PCS') business. The Company has contributed an aggregate of approximately $58.9 million to the LLC (either directly or through a loan to Northcoast) and holds a 49.9% interest in the LLC and certain preferential distribution rights. Northcoast is a Delaware corporation controlled by John Dolan. John Dolan is a nephew of Charles F. Dolan and cousin of James Dolan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH OTHER DIRECTORS

Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. which provides legal services to the Company and certain of its subsidiaries.

Vincent Tese, a director and a nominee for director, is a director of The Bear Stearns Companies, Inc. Bear Stearns has performed investment banking services for the Company.

Daniel E. Somers, a director and a nominee for director, is an officer of AT&T. AT&T holds approximately 28% of the Company's common stock and has certain contractual rights under the Stockholders Agreement, including rights of consultation concerning certain transactions including transfers of stock by Class B stockholders and transfers of assets by the Company. AT&T also owns, or holds ownership interests in, various companies that transact business with the Company on a regular basis.

CONFLICTS OF INTEREST

Charles Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities. Charles Dolan may from time to time be presented with business opportunities which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems which the company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the 'Independent Directors') rejects such offer, Mr. Dolan or such family interests

Cablevision  Proxy Statement 2000

may acquire or invest in such cable television system or franchise therefor or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan's interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan's time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 1999, substantially all of Mr. Dolan's professional time was devoted to the business of the Company.

In the event that Charles Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefor, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B Common Stock, which shares will be valued at the prevailing market price of the Class A Common Stock and the remainder would consist of shares of Class A Common Stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

The Company's by-laws provide that the Company shall make any investment in or advance, other than any investment or advance that constitutes compensation for services rendered to the Company, to Charles Dolan and affiliates of Charles Dolan (as defined therein) only if such investment or advance is approved by a Special Committee of the Board of Directors comprised of two non-employee directors and, subject to the provisions of the AT&T Stockholders Agreement, two directors nominated by AT&T.

                                               Proxy Statement 2000  Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers are:
Charles F. Dolan            Chairman

James L. Dolan              Chief Executive Officer and President

William J. Bell             Vice Chairman

Robert S. Lemle             Executive Vice President, General Counsel and Secretary

Andrew B. Rosengard         Executive Vice President, Finance and Controller

Sheila A. Mahony            Executive Vice President, Communications, Government and
                            Public Affairs

Margaret Albergo            Executive Vice President, Planning and Operations

Thomas C. Dolan             Senior Vice President and Chief Information Officer

Biographies of Messrs. Charles Dolan, James Dolan, Thomas Dolan, Bell, Lemle and Ms. Mahony are on pages 3 and 4 of this proxy statement. Biographies for Mr. Rosengard and Ms. Albergo are below.

ANDREW B. ROSENGARD, 42, Executive Vice President, Finance and Controller of the
  Company since April 1999. Executive Vice President, Financial Planning and Controller of the Company from November 1997 to April 1999. Senior Vice President and Controller of the Company from February 1996 to November 1997. Senior Vice President, Finance for Rainbow Programming Holdings, Inc., a subsidiary of the Company, from 1990 to February 1996.

MARGARET ALBERGO, 46, Executive Vice President, Planning and Operations since
  April 1999. Senior Vice President, Planning and Performance of the Company from October 1996 to April 1999. Senior Vice President, Operations of Rainbow Programming Holdings, Inc., a subsidiary of the Company from August 1995 to October 1996. Vice President, Corporate Development of Rainbow Programming Holdings, Inc. from 1993 until August 1995. Director of Operations and Administration of News 12 Long Island from 1991 to 1993.

Cablevision  Proxy Statement 2000

STOCK OWNERSHIP TABLE

This table shows the number and percent of shares of Class A and Class B Common Stock owned of record and beneficially as of March 1, 2000 by each director and each executive officer of the Company named in the summary compensation table.

The table also shows the name, address and the number and percent of shares of Class A and Class B Common Stock owned by persons beneficially owning more than five (5%) percent of either class.

                                                                                                    Combined Voting
                                                                                                       Power of
                                          Class A              Class B                                 Class A &
                                           Common               Common         Class A & Class B        Class B
                                           Stock                Stock             Common Stock       Common Stock
                                        Beneficially         Beneficially         Beneficially       Beneficially
Name and Address                          Owned(1)           Owned(1)(2)          Owned(1)(2)         Owned(1)(2)
-------------------------------------------------------------------------------------------------------------------
Charles F. Dolan(3)(4)(5)
1111 Stewart Avenue
Bethpage, NY 11714                      938,401     *     23,137,124   53.6%   24,075,525     13%        44.1%
 ...................................................................................................................
Charles F. Dolan
1997 Grantor Retained
Annuity Trust(5)                         --        --      4,230,655    9.8%    4,230,655    2.4%         7.5%
 ...................................................................................................................
Gabelli Funds, Inc.(6)
GAMCO Investors, Inc.(6)
One Corporate Center
Rye, NY 10580                         8,828,650    6.8%       --        --      8,828,650    5.1%         1.8%
 ...................................................................................................................
AT&T Corporation(7)
32 Avenue of the Americas
New York, NY 10013                   49,982,572   38.4%       --        --     49,982,572   28.8%         8.9%
 ...................................................................................................................
James L. Dolan(11)(14)(22)              130,333     *      1,326,464    3.1%    1,456,797     *           2.4%
 ...................................................................................................................
William J. Bell(8)(11)                  201,195     *         --        --        201,195     *            *
 ...................................................................................................................
Robert S. Lemle(9)(11)                  994,483     *         --        --        994,483     *            *
 ...................................................................................................................
Andrew B. Rosengard(11)                  39,215     *         --        --         39,215     *            *
 ...................................................................................................................
Sheila A. Mahony(11)                     35,585     *         --        --         35,585     *            *
 ...................................................................................................................
Thomas C. Dolan(11)(16)(21)              43,600     *      1,212,464    2.8%    1,256,064     *           2.2%
 ...................................................................................................................
Patrick F. Dolan(11)(15)(20)             47,333     *      1,215,140    2.8%    1,262,473     *           2.2%
 ...................................................................................................................
John Tatta(10)(12)                       82,400     *         --        --         82,400     *            *
 ...................................................................................................................
Charles D. Ferris(12)                    45,000     *         --        --         45,000     *            *
 ...................................................................................................................
Richard H. Hochman(12)                   49,376     *         --        --         49,376     *            *
 ...................................................................................................................
Victor Oristano(12)(13)                  45,000     *         --        --         45,000     *            *
 ...................................................................................................................
Vincent Tese(12)                         19,000     *         --        --         19,000     *            *
 ...................................................................................................................
Daniel E. Somers(7)(12)                  20,000     *         --        --         20,000     *            *
 ...................................................................................................................

                                               Proxy Statement 2000  Cablevision

                                                                                                    Combined Voting
                                                                                                       Power of
                                          Class A              Class B                                 Class A &
                                           Common               Common         Class A & Class B        Class B
                                           Stock                Stock             Common Stock       Common Stock
                                        Beneficially         Beneficially         Beneficially       Beneficially
Name and Address                          Owned(1)           Owned(1)(2)          Owned(1)(2)         Owned(1)(2)
-------------------------------------------------------------------------------------------------------------------
 ...................................................................................................................
All executive officers
and directors as a group
(15 persons)
(3)(4)(5)(8)(9)(10)(11)
(12)(13)(14)(15)(16)(20)
(21)(22)(23)(24)(25)(26)              2,724,929    2.1%   26,891,192   62.4%   29,616,121   17.1%        48.4%
 ...................................................................................................................
Paul J. Dolan(17)(22)
100 Corporate Place Suite 150
Chardon, OH 44024                        14,800     *      2,424,928    5.6%    2,439,728    1.4%         4.3%
 ...................................................................................................................
Kathleen M. Dolan
(17)(23)(24)(25)(26)(27)(28)
1111 Stewart Avenue
Bethpage, NY 11714                    1,560,224    1.2%    6,283,744   14.6%    7,843,968    4.5%        11.5%
 ...................................................................................................................
Mary S. Dolan(18)(20)
300 So. Riverside Plaza
Suite 1480 Chicago, IL 60606             11,000     *      2,389,604    5.5%    2,400,604    1.4%         4.3%
 ...................................................................................................................
Deborah A. Dolan-Sweeney
(18)(23)(24)(25)(26)(27)(28)
1111 Stewart Avenue
Bethpage, NY 11714                    1,560,224    1.2%    6,283,744   14.6%    7,843,968    4.5%        11.5%
 ...................................................................................................................
Matthew J. Dolan(19)(21)
231 Main Street
Court House Annex
Chardon, OH 44024                         4,000     *      2,389,604    5.5%    2,393,604    1.4%         4.3%
 ...................................................................................................................
Marianne E. Weber
(19)(23)(24)(25)(26)(27)(28)
1111 Stewart Avenue
Bethpage, NY 11714                    1,560,224    1.2%    6,248,420   14.5%    7,808,644    4.5%        11.4%
 ...................................................................................................................
Dolan Family LLC(28)
c/o William A. Frewin, Jr.
340 Crossways Park Drive
Woodbury, NY 11791                       --        --      5,000,000   11.6%    5,000,000    2.9%         8.9%
 ...................................................................................................................
Edward C. Atwood
(23)(24)(25)(26)(28)(29)
1111 Stewart Avenue
Bethpage, NY 11714                      162,033     *      5,445,104   12.6%    5,607,137    3.2%         9.7%
 ...................................................................................................................
John MacPherson(30)
21 Old Town Lane
Halesite, NY 10019                      164,600     *      7,560,296   17.5%    7,724,896    4.5%        13.5%

Cablevision  Proxy Statement 2000

   * Less than 1%

   (1) Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock.

   (2) Class B Common Stock is convertible into Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock is entitled to one vote at a meeting of stockholders of the Company, and the holder of one share of Class B Common Stock is entitled to ten votes at a meeting of stockholders of the Company except in the separate elections of directors.

   (3) Includes 774,555 shares of Class A Common Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles Dolan and his wife, Helen A. Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his wife share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his wife retain such powers, each of Mr. Dolan and his wife is deemed to have beneficial ownership thereof. Also includes 20,000 shares of Class A Common Stock owned directly by Mrs. Dolan.

   (4) Does not include an aggregate of 14,835,712 shares of Class B Common Stock and 151,000 shares of Class A Common Stock held by trusts for the benefit of Dolan family interests (the 'Dolan Family Trusts'). Mr. Dolan disclaims beneficial ownership of the shares owned by the Dolan Family Trusts, in that he has neither voting nor investment power with respect to such shares.

   (5) Includes 4,230,655 shares of Class B Common Stock owned by the Charles F. Dolan 1997 Grantor Retained Annuity Trust (the 'GRAT'). The GRAT was established on April 30, 1997 by Charles F. Dolan for estate planning purposes. The GRAT, through its trustees, has the sole power to vote and dispose of such shares. The two co-trustees of the trust are Charles
       F. Dolan and his wife, Mrs. Dolan. For three years, the GRAT will pay to Charles F. Dolan, and in the event of his death, to Mrs. Dolan, a certain percentage of the fair market value of the property initially contributed to the GRAT (the 'Annuity'). If Mr. Dolan is living at the expiration of the term of the GRAT, the remainder will pass into another trust for the benefit of Mrs. Dolan and the descendants of Charles F. Dolan. If
       Mr. Dolan is not living at the expiration of the term of the GRAT, the then principal of the GRAT will pass to his estate or to Mrs. Dolan.

   (6) The Company has been informed that certain operating subsidiaries of Gabelli Funds, Inc. ('GFI') beneficially held, or exercise investment discretion over various institutional accounts which beneficially held as of December 15, 1999, an aggregate of 8,828,650 shares of Class A Common Stock. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, as amended and a wholly-owned subsidiary of Gabelli Asset Management, Inc., held sole dispositive power over 6,372,087 of such shares and sole voting power over 6,245,087 of such shares.

   (7) The Company has been informed that AT&T beneficially owned an aggregate of 48,942,172 shares of Class A Common Stock. AT&T or its subsidiaries have sole voting and investment power with respect to such shares. Also includes 1,040,400 shares held directly by Liberty Media Corporation, a wholly-owned subsidiary of AT&T, as to which AT&T disclaims beneficial ownership. AT&T is a party to a Stockholders Agreement with the Company and holders of Class B Common Stock, which agreement, among other things, requires the Class B Stockholders to vote to elect for director, up to two persons nominated by AT&T, and requires AT&T to vote its shares of Class A Common Stock in proportion to the vote of the other, non-affiliated Class A Stockholders, on certain matters. Daniel E. Somers, a Director and Nominee for Director of the Company, is an officer of AT&T. Mr. Somers disclaims any beneficial ownership interest in these shares.

   (8) Includes 50,000 shares of Class A Common Stock purchased by William J. Bell in April 1999.

   (9) Includes 34,000 shares of Class A Common Stock purchased by Robert S. Lemle in April 1999 and 10,000 shares of Class A Common Stock owned by a family partnership of which Mr. Lemle is the

                                               Proxy Statement 2000  Cablevision

       general partner. Also includes 65 shares of Class A Common Stock owned by minor children. Also includes 15,000 shares of Class A Common Stock owned by the Estate of Marc Lustgarten for which Robert S. Lemle serves as co-executor and, in such capacity, shares the power to vote and dispose of such shares, and 581,000 shares of Class A Common Stock issuable upon the exercise of options granted to Marc Lustgarten pursuant to the Company's Employee Stock Plan which, on March 1, 2000 were unexercised but were exercisable within a period of 60 days from that date, owned by the Estate of Marc Lustgarten for which Robert S. Lemle serves as co-executor and, in such capacity, will share the power to vote and dispose of such shares, when issued.

  (10) Includes 43,600 shares of Class A Common Stock by the John Tatta Charitable Remainder Unitrust UAD 12/16/98 (the 'JTCRT'). The JTCRT was established on December 16, 1998 by John Tatta for charitable purposes. Mr. Tatta disclaims beneficial ownership of the stock beneficially owned by trusts for the benefit of his family, in that he has neither voting nor investment power with respect to such shares. Includes 33,800 shares of Class A Common Stock held by the Anne Tatta Grantor Retained Annuity Trust UTA June 21, 1999 ('Anne Tatta GRAT'). The Anne Tatta GRAT is a New York trust for the benefit of Tatta family interests of which Stephen A. Carb, Esq. is trustee.

  (11) Includes shares of Class A Common Stock issuable upon the exercise of options granted pursuant to the Company's Employee Stock Plan which on March 1, 2000 were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares for the following individuals: Mr. James Dolan 126,333; Mr. Bell 150,000; Mr. Lemle 309,600; Mr. Rosengard 29,999; Ms. Mahony 30,000; Mr. Patrick Dolan 39,733 and Mr. Thomas Dolan 39,600; all executive officers and directors as a group 752,433.

  (12) Includes shares of Class A Common Stock issuable upon the exercise of options granted pursuant to CSC Holdings' 1996 Stock Option Plan, as amended, for Non-Employee Directors, which on March 1, 2000 were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares for the following individuals: Mr. Tatta 5,000, Mr. Ferris 41,000; Mr. Hochman 41,000; Mr. Oristano 41,000; Mr. Tese 19,000 and Mr. Somers 20,000.

  (13) The shares listed are owned by the Oristano Foundation, a charitable trust the trustees of which are members of the Oristano family.

  (14) Includes 114,000 shares of Class B Common Stock owned by trusts for minor children as to which James L. Dolan disclaims beneficial ownership. Also includes 1,212,464 shares of Class B Common Stock held by a family trust of which James L. Dolan is a contingent beneficiary and a co-trustee, as to which James L. Dolan disclaims beneficial ownership, which shares are also described in footnote (22).

  (15) Includes 38,000 shares of Class B Common Stock owned by a trust for a minor child as to which Patrick F. Dolan disclaims beneficial ownership. Also includes 1,177,140 shares of Class B Common Stock held by a family trust of which Patrick F. Dolan is a contingent beneficiary and a co-trustee, as to which Patrick F. Dolan disclaims beneficial ownership, which shares are also described in footnote (20).

  (16) Includes 1,212,464 shares of Class B Common Stock held by a family trust of which Thomas C. Dolan is a contingent beneficiary and a co- trustee, as to which Thomas C. Dolan disclaims beneficial ownership, which shares are also described in footnote (21).

  (17) Includes 1,212,464 shares of Class B Common Stock held by the DC Kathleen Trust, the co-trustees of which are Kathleen M. Dolan and Paul Dolan.

  (18) Includes 1,212,464 shares of Class B Common Stock held by the DC Deborah Trust, the co-trustees of which are Deborah Dolan-Sweeney and Mary Dolan.

  (19) Includes 1,177,140 shares of Class B Common Stock held by the DC Marianne Trust, the co-trustees of which are Marianne E. Weber and Matthew Dolan.

  (20) Includes 1,177,140 shares of Class B Common Stock held by the DC Patrick Trust, the co-trustees of which are Patrick Dolan and Mary Dolan.

  (21) Includes 1,212,464 shares of Class B Common Stock held by the DC Thomas Trust, the co-trustees of which are Thomas Dolan and Matthew Dolan.
                                                                              23

Cablevision  Proxy Statement 2000

  (22) Includes 1,212,464 shares of Class B Common Stock held by the DC James Trust, the co-trustees of which are James Dolan and Paul Dolan.

  (23) Includes 23,500 shares of Class B Common Stock held by the Dolan Descendants Trust, the co-trustees of which are Edward C. Atwood, Kathleen M. Dolan, Marianne E. Weber, and Deborah Dolan-Sweeney.

  (24) Includes 29,000 shares of Class B Common Stock held by the Dolan Progeny Trust, the co-trustees of which are Edward C. Atwood, Kathleen M. Dolan, Marianne E. Weber, and Deborah Dolan-Sweeney.

  (25) Includes 16,500 shares of Class B Common Stock held by the Dolan Grandchildren Trust, the co-trustees of which are Edward C. Atwood, Kathleen M. Dolan, Marianne E. Weber, and Deborah Dolan-Sweeney.

  (26) Includes 2,280 shares of Class B Common Stock held by the Dolan Spouse Trust, the co-trustees of which are Edward C. Atwood, Kathleen M. Dolan, Marianne E. Weber, and Deborah Dolan-Sweeney.

  (27) Includes 1,556,224 shares of Class A Common Stock owned by the Dolan Children's Foundation, a New York not-for-profit corporation, the sole members of which are Marianne E. Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. None of the members has an economic interest in such shares, but each member shares the ultimate power to vote and dispose of such shares.

  (28) Includes 5,000,000 shares of Class B Common Stock owned by Dolan Family LLC, a Delaware limited liability company, the members of which are four Dolan family trusts, the co-trustees of which are Edward C. Atwood, Marianne E. Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. Edward C. Atwood serves as Manager of the Dolan Family LLC, but does not have an economic interest in such shares. Each of the co-trustees shares the ultimate power to vote and dispose of such shares.

  (29) Includes 5,000 shares of Class A Common Stock owned directly by Edward C. Atwood and his wife, Marie E. Atwood. Also includes 6,033 shares of Class A Common Stock issuable upon the exercise of options granted pursuant to the Company's Employee Stock Plan which on March 1, 2000 were unexercised but were exercisable within a period of 60 days from that date. Also includes 151,000 shares of Class A Common Stock held by a trust for the benefit of Edward C. Atwood's wife, Marie E. Atwood and 373,824 shares of Class B Common Stock held by a trust for the benefit of Edward C. Atwood's wife, Marie E. Atwood.

  (30) Includes an aggregate of 7,560,296 shares of Class B Common Stock and an aggregate of 151,000 shares of Class A Common Stock each held by various trusts for the benefit of family members of Charles F. Dolan's family for which Mr. John MacPherson serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares.

The Dolan family interests (other than Charles Dolan) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles Dolan) of shares of Class B Common Stock to a holder other than Charles Dolan or Dolan family interests, the Class B Common Stock will be converted on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

Charles Dolan and trusts for the benefit of members of his family, by virtue of their ownership of Class B Common Stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B Common Stock vote together as a class, and to elect up to 75% of the Company's Board of Directors.

Registration Rights. The Company has granted to each of Charles Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his wife, the shares of Class A Common Stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his wife, such parties

                                               Proxy Statement 2000  Cablevision

will be permitted one additional registration. In addition, the company has granted such parties 'Piggyback' rights pursuant to which they may require the Company to register their holdings of Class A Common Stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The Company has granted Mr. Tatta and certain Tatta family interests the right to require the Company, on any date, with the consent of Charles Dolan, his widow or the representative of the estate of Mr. Dolan or his wife, to register the shares of Class A Common Stock held by them provided that the shares requested to be registered have an aggregate market value of at least $3,000,000. After the death of both Charles Dolan and his wife, such parties will be permitted to demand only one registration. Such parties have also been granted piggyback registration rights identical to those described above, provided that in certain instances they receive written consent of Mr. Dolan, his widow or the representative of the estate of Mr. Dolan or his wife.

Pursuant to the Stockholders Agreement, dated as of March 4, 1998, among the Company, AT&T and certain holders of Class B Common Stock, the Company granted to AT&T certain registration rights with respect to shares of Class A Common Stock held by AT&T or certain of its affiliates. AT&T is permitted to request that the Company file a registration statement registering not less than 2,000,000 shares, on a demand basis, not more than once each year. In addition, AT&T was granted 'piggy-back' registration rights on any registration of at least $100,000,000 of shares of Class A Common Stock (based on the market value thereof on the date of filing) by the Company, subject to certain limitations.

The demand and piggyback registration rights described above are subject to certain limitations which are intended to prevent undue interference with the Company's ability to distribute securities.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

If you want to submit a proposal for possible inclusion in the Company's 2001 Proxy Statement, we must receive it by January 17, 2001.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the meeting other than these discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under the Company's by-laws, in order to bring a proposal before the annual meeting, a stockholder must give us notice of the proposal not less than sixty days, and not more than ninety days before the date of the meeting. If, however, less than seventy days prior notice of the meeting date is given to stockholders, stockholders may notify us of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until May 27, 2000, to provide us with notice of a matter to be brought before the annual meeting.

ANNUAL REPORT AND FORM 10-K

Our annual report for our 1999 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE
                                                                              25

Cablevision  Proxy Statement 2000

COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

By order of the Board of Directors,


ROBERT S. LEMLE
ROBERT S. LEMLE
Executive Vice President,
General Counsel and Secretary

Bethpage, New York
May 17, 2000

                                                                      APPENDIX 1

CLASS A PROXY

                        CABLEVISION SYSTEMS CORPORATION
                      SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2000

    The undersigned hereby appoints WILLIAM J. BELL and ROBERT S. LEMLE and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the 'Company) which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 6, 2000, at 10:00 o'clock a.m., and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

 -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE IS          Please mark      ---------
CAST FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL (1), FOR       your votes as
APPROVAL OF PROPOSAL (2) AND AGAINST PROPOSAL (3) BELOW, ALL AS MORE FULLY            indicated in          X
DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.                                        this example
                                                                                                       ---------




1. Election of the following nominees as Class A Directors:    01  Charles D. Ferris,  02 Richard H. Hochman,
                                                               03  Victor Oristano and 04 Vincent Tese

FOR all nominees           WITHHOLD                            (Instruction: To withhold authority for any individual nomi-
 listed above              AUTHORITY                           nee, write that nominee's name on the space provided below.)
                        To vote for all
                      nominees listed above                    -------------------------------------------------------------

     [  ]                     [  ]




2. Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2000.

           FOR              AGAINST               ABSTAIN

          [   ]              [   ]                 [   ]

3. Shareholder proposal -- Independent directors.


           FOR              AGAINST               ABSTAIN

          [   ]              [   ]                 [   ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS IN THE ENCLOSED MATERIALS.


Date:______________________________________________

Signature _________________________________________

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

PLEASE DATE, SIGN, AND RETURN THIS PROMPTLY IN THE ENVELOPE PROVIDED.

 ................................................................................
                              FOLD AND DETACH HERE

                         VOTE BY TELEPHONE OR INTERNET
                            QUICK   EASY   IMMEDIATE

       To use telephone or Internet voting services, you will be asked to provide your11-digit Control Number which is located
                  in the lower right hand corner of this form.

                                                          APPENDIX 2

Two new ways to vote

                 ------------------------------------------------
                                Vote by Internet
                 ------------------------------------------------

   It's fast, convenient, and your vote is immediately confirmed and posted.

                               WWW.EPROXY.COM/CVC

                        Just follow these 3 easy steps:

1. Go to website WWW.EPROXY.COM/CVC 24 hours a day, 7 days a week.

2. Locate your Control Number in the lower right hand corner of your proxy card.

3. Follow the simple instructions.

                            Your vote is important!

                            Go to WWW.EPROXY.COM/CVC

                                 24 hours a day


                                    [Logo]

                ------------------------------------------------
                               Vote by Telephone
                ------------------------------------------------


                    It's fast, convenient, and your vote is
                       immediately confirmed and posted.

        Using a touch-tone phone call the toll-free number shown below.

                        Just follow these 3 easy steps:

1. Call toll-free 1-800-840-1208 on a touch-tone telephone 24 hours a day, 7 days a week. There is no charge to you for this call.

2. Have your proxy card in hand. You will be asked to enter your Control Number, which is located in the box in the lower right hand corner of your proxy card.

3. Follow the simple recorded instructions.

                            Your vote is important!

                              Call 24 hours a day

  DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

                                                                      APPENDIX 3

CLASS B PROXY

                        CABLEVISION SYSTEMS CORPORATION

                      SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 6, 2000

    The undersigned hereby appoints WILLIAM J. BELL, ROBERT S. LEMLE, STUART CHUZMIR AND FRANK GOLDEN and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 6, 2000, at 10:00 o'clock a.m., and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

    Unless otherwise specified in the spaces provided, the undersigned's vote is cast FOR the election of the nominees for directors listed in Proposal (1), FOR approval of Proposal (2) and AGAINST Proposal (3) below, all as more fully described in the accompanying Proxy Statement.

    Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

1. Election of the following nominees as Class B Directors: Charles F. Dolan, James L. Dolan, William J. Bell, Robert S. Lemle, Sheila A. Mahony, Thomas C. Dolan, Partick F. Dolan, John Tatta and Daniel E. Somers. (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

       FOR all nominees listed above               WITHHOLD AUTHORITY to vote for
       (except as market to the contrary below)    all nominees listed below
                      [ ]                          [ ]_______________________________

2. Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2000.

                     FOR                        AGAINST                      ABSTAIN
                     [ ]                          [ ]                          [ ]

3. Shareholder proposal -- independent directors.

                     FOR                        AGAINST                      ABSTAIN
                     [ ]                          [ ]                          [ ]

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.




Date:__________________________________________________

Signature______________________________________________
Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing.
When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it shuld be signed by an authorized officer and the corporate seal affixed.